UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2014

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, a purported shareholder derivative action was filed in the Texas State District Court for Travis County, Texas (the “Court”) against certain officers and directors of Bazaarvoice, Inc. (the “Company”), former officers and directors, and against the Company as nominal defendant in Edmans v. Hurt et al., Case No. D-1-GN-13-000874. On September 23, 2014, the Court signed an “Order Preliminarily Approving Settlement of Shareholder Derivative Action and Providing for Notice” directing the Company, pursuant to the terms of a settlement agreement, to cause a copy of a Notice of Proposed Settlement, Final Hearing on Proposed Settlement, and Motion for Attorneys’ Fees and Expenses (the “Notice”) to be filed with the U.S. Securities and Exchange Commission. A copy of the Notice is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Proposed Settlement, Final Hearing on Proposed Settlement, and Motion for Attorneys’ Fees and Expenses

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Chief Legal Officer, General Counsel and Secretary

Date: September 26, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Proposed Settlement, Final Hearing on Proposed Settlement, and Motion for Attorneys’ Fees and Expenses